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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statements (Form S-3 No. 333-186932 and Form S-8 No.333-188727) of Interval Leisure Group, Inc. and in the related Prospectuses of our reports dated February 27, 2014, with respect to the consolidated financial statements and schedule of Interval Leisure Group, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Interval Leisure Group, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP Certified Public Accountants

Miami, Florida February 27, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm